EXHIBIT 10.48
                                                        -------------

      AMENDED, RESTATED AND CONSOLIDATED EMPLOYMENT AGREEMENT

                        FREDERICK M. FRIEDMAN
                        ---------------------

      THIS EMPLOYMENT AGREEMENT (this "Agreement") is made as of November 1, 2001, by and between JEH/EAGLE SUPPLY, INC. (formerly JEH/ACQUISITION CORP.), a Delaware Corporation having a place of business at 2500 U.S. 287, Mansfield, Texas ("JEH"), EAGLE SUPPLY, INC., a Florida corporation having a place of business at 1451 Channelside Drive, Tampa, Florida ("Eagle Supply"), EAGLE SUPPLY GROUP, INC., a Delaware corporation having an office located at 122 East 42nd Street, New York, N.Y. ("ESG"), with JEH, Eagle Supply and ESG referred to collectively hereinafter as the "Employer," and FREDERICK M. FRIEDMAN, an individual residing at 911 Park Avenue, New York, N.Y. (the "Executive").

      WHEREAS, JEH previously entered into a written employment agreement with the Executive dated as of the 1st day of July, 1997 (the "JEH Agreement"), which agreement is presently in full force and effect; and

      WHEREAS, the JEH Agreement was amended pursuant to a First
Amendment effective as of the 30th day of April, 1998 and pursuant to a Second Amendment effective as of the 1st day of November, 1999; and

      WHEREAS, the Executive previously entered into a written employment agreement with Eagle Supply and ESG dated as of the 17th day of March 1999 (the "Eagle Supply/ESG Agreement"), which agreement is presently in full force and effect; and

      WHEREAS, the Eagle Supply/ESG Agreement was amended pursuant to a First Amendment effective as of the 1st day of November, 1999; and

      WHEREAS, the parties hereto, consisting of all of the parties to the aforesaid employment agreements, now desire to extend, restate and amend the terms and conditions under which the Executive will continue to be employed for an additional term as set forth herein and under which the Executive will continue to be employed by ESG, Eagle Supply, and JEH in the capacities of Executive Vice President, Treasurer, and Secretary, and to render services to them as may be required, consistent with his employment as hereinafter set forth; and

       WHEREAS, Employer acknowledges that Executive is a party to an employment agreement with TDA Industries, Inc. ("TDA") which has been assumed by Pemberton Services Corp. ("PSC"); and

       WHEREAS, Executive is willing to accept such employment by the Employer, all in accordance with the conditions and other provisions hereinafter set forth and the acknowledgment, approval and consent of


         Exhibit 10.48 - Pg. 1


TDA and PSC as indicated by their acknowledgment, approval and consent as set forth at the foot of this Agreement; and

      WHEREAS, the parties hereto intend that this Agreement will supersede the aforesaid JEH Agreement and Eagle Supply/ESG Agreement, both as amended; and

      WHEREAS, the parties acknowledge the accuracy of the foregoing recitals and incorporate all of the same into this Agreement as terms and conditions hereof.

      NOW, THEREFORE, in consideration of the promises and mutual representations, covenants, and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1.    Certain Definitions.
            -------------------

For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.

"Agreement" -- this Employment Agreement, including any Exhibits hereto, as amended from time to time.

"Compensation" - Base Salary, Retirement Contribution, Basic Bonus and Performance Bonus as set forth in Sections 4(A), 4(C), 4(D), 4(E) and 4(F).

"Benefits" -- as defined in Section 4(B).

"Board of Directors" -- the board of directors of ESG, unless the context requires otherwise.

"Disability" -- as defined in Section 8(B).

"Effective Date" - July 1, 2001.

"Employment Period" -- the term of the Executive's employment under this Agreement, as more fully described in Section 2.

"for Cause" -- as defined in Section 8(C).

"for Good Reason" -- as defined in Section 8(D).

"person" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.

"Salary" -- as defined in Section 4(A).


         Exhibit 10.48 - Pg. 2

      2.    Term. Subject to and conditioned upon TDA's and PSC's
            -----
acknowledgment, approval and consent to Executive's entering into this Agreement and TDA's and PSC's acknowledgement and agreement that this Agreement shall not be deemed to be a violation of any of the terms and conditions of Executive's agreements with TDA and PSC, the term of this Agreement shall be for a period of five (5) years commencing on the Effective Date and ending on June 30, 2006.

      3.    Employment.
            ----------

            (A) Subject to the terms and conditions and for the Compensation and Benefits hereinafter set forth, the Employer hereby agrees to employ Executive for and during the term of this Agreement. Executive is hereby employed by the Employer as the Executive Vice President, Treasurer, and Secretary of each of ESG, Eagle Supply and JEH. The Executive's powers and duties shall be those of an executive nature which are appropriate for an Executive Vice President, Treasurer, and Secretary in accordance with the bylaws of the Employer; and Executive does hereby accept such employment or greater employment as may be mutually agreed upon by the parties hereto and agrees to devote as much time to the affairs of the Employer as Executive deems necessary to discharge his duties to the Employer during the term of this Agreement. Executive shall report to the Board of Directors of ESG. The Employer shall not require Executive to be employed in any location other than in proximity to his residence unless he consents in writing to such location.

            (B) During the term of this Agreement, Executive shall be furnished with office space and facilities commensurate with his position and adequate for the performance of his duties; he shall be provided with the prerequisites customarily associated with the positions of Executive Vice President, Treasurer, and Secretary of each of ESG, Eagle Supply and JEH.

            (C) During the term of this Agreement, Employer shall be responsible (i) to pay to Executive the Compensation and Benefits set forth in Section 4; (ii) reimburse Executive for expenses as provided in Section 5; and (iii) provide Executive with the benefits and vacation set forth in Section 6.

            (D) Executive agrees to submit to any medical examination(s) and provide any information and documents reasonably necessary for the Employer to obtain any insurance required by this Agreement and "Key Man" life insurance on the Executive's life.

      4.    Compensation and Benefits.
            --------------------------

      (A) Base Salary. Commencing on the Effective Date and during the Employment Period, the Executive will be paid an annual base salary of $400,000., subject to adjustment as provided below (the "Salary"), which will be payable in equal periodic installments according to the Employer's customary payroll practices, but no less frequently than


         Exhibit 10.48 - Pg. 3


monthly. The Salary will be reviewed by the Board of Directors not less frequently than annually and may be adjusted upward or downward in the sole discretion of the Boards of Directors, but in no event will the Salary be less than $400,000. per year.

      (B) Benefits. The Executive will, during the Employment Period, be permitted to participate in such pension, profit sharing, bonus, life insurance, hospitalization, major medical, and other employee benefit plans of the Employer that may be in effect from time to time, to the extent the Executive is eligible under the terms of those plans (collectively, the "Benefits"). As additional Benefits, the Executive shall be entitled to (i) an annual allowance toward the maintenance of an automobile, which allowance shall be approximately $10,000. annually; and (ii) an annual allowance of $50,000. toward the payment of premiums on a policy or policies of life insurance on the life of the Executive, the ownership and beneficiaries of which shall be designated by the Executive.

      (C) Annual Retirement Contribution. Commencing on the Effective Date and during the Employment Period, the Executive will be entitled to receive a Retirement Contribution in the amount of $150,000. per annum, to be paid periodically with the Executive's Salary
("Retirement Contribution").

      (D) Annual Basic Bonus. During the Employment Period, the Executive shall be paid a Basic Bonus (the "Basic Bonus") equal to thirty-five (35%) percent of the total of his Salary plus Retirement Contribution in the event that the defined EBIT (earnings before interest expense, taxes and intercompany fees, charges and expenses, all as defined in a certain Executive Compensation Recommendations Report by CFS Consulting, Inc. dated September 20, 2001) (the "defined EBIT") of ESG's operating subsidiaries (excluding extraordinary items) reaches $6.5 million for each fiscal year. The aforesaid Executive Compensation Recommendations Report of CFS Consulting, Inc. excludes amortization of goodwill and financing charges in arriving at the defined EBIT and both of such items are also to be excluded in making the computation required by this subparagraph. The bonus required by this subparagraph shall be paid not later than ninety (90) days after the annual financial statements of ESG are completed.

      (E) Annual Performance Bonus. During the Employment Period, the Executive shall be paid a Performance Bonus (the "Performance Bonus") equal to eight and one-third (8 1/3 %) percent of the defined EBIT of ESG's operating subsidiaries (excluding extraordinary items) in excess of $6.5 million for each fiscal year. The aforesaid Executive Compensation Recommendations Report of CFS Consulting, Inc. excludes amortization of goodwill and financing charges in arriving at the defined EBIT and both of such items are also to be excluded in making the computation required by this subparagraph. The bonus required by this subparagraph shall be paid not later than ninety (90) days after the annual financial statements of ESG are completed.


         Exhibit 10.48 - Pg. 4


      (F) Limitations on Compensation. In no event shall annual cash compensation payable with respect to any single fiscal year during the Employment Period, consisting of the total of Salary, Retirement Contribution, Basic Bonus and Performance Bonus, exceed $825,000. In the event, however, that application of the formulae for computation of Basic Bonus and Performance Bonus would result in annual compensation in excess of $825,000., then cash compensation shall be limited to $825,000., but all amounts earned in excess thereof shall be credited to a non-qualified deferred compensation account and be paid, without interest or other earnings thereon, at the Executive's retirement, death, disability or upon a sale of all or substantially all of ESG's assets or stock, provided further that the total of all such compensation consisting of Salary, Retirement Contribution, Basic Bonus and Performance Bonus, including amounts required to be credited toward the above mentioned deferred compensation account shall not exceed $1,250,000. for any fiscal year during the Employment Period. The payment of any deferred compensation required by this subparagraph shall be paid not later than ninety (90) days after the earliest date on which the event occurs which requires the payment of the deferred compensation account to the Executive.

      (G) Necessity to be Employed at End of Fiscal Year. In order to be entitled to the payment of Basic Bonus and/or Performance Bonus for any given fiscal year, the Executive shall be required to be employed by the Employer at the end of each such fiscal year and, if not, there shall be no pro rating of any such payment for any such fiscal year at the end of which the Executive is not employed by the Employer.

      (H) Auditors' Computations Binding. The computations of the regular auditors of ESG shall be deemed accurate and binding, creating a presumption of accuracy and regularity, which presumption may be overcome only by a showing of fraud, impropriety, arithmetical error or obvious irregularity. The defined EBIT is to be determined for each fiscal year in a manner consistent with the illustrations set forth and the method utilized in the aforesaid Executive Compensation Recommendations Report of CFS Consulting, Inc. dated September 20, 2001, which illustrations and method are hereby incorporated herein by reference as if fully set forth at length hereat.

      5.    Expenses. The Employer shall reimburse Executive for all
            --------
reasonable and actual business expenses incurred by him in connection with his service to the Employer upon submission by him of appropriate vouchers and expense account reports.

      6.    Other Benefits.
            --------------

      (A) Insurance. In addition to the Compensation and Benefits to be paid to Executive, as set forth in Section 4 hereunder, the Employer shall maintain family medical and dental insurance and long term disability insurance providing monthly disability benefits to Executive of not less than Five Thousand Dollars ($5,000). Executive and his dependents shall be entitled to participate in such other benefits as are extended to active executive employees of the Employer and their dependents including but not limited to pension,


         Exhibit 10.48 - Pg. 5


retirement, profit-sharing, 401(k), stock option, bonus and incentive plans, group insurance, hospitalization, medical or other benefits made available by the Employer to its employees generally.

      (B) Vacation. Executive shall be entitled to take up to four (4) weeks of paid vacation annually at a time mutually convenient to the Employer and Executive.

      7.    Restrictive Covenants.
            ---------------------

            (A) Except in the ordinary course of his duties as Executive Vice President, Treasurer, and Secretary, or in the furtherance of the business of the Employer, during the period from the date of this Agreement until sixty (60) days following the date on which his employment with the Employer is lawfully and properly terminated, Executive will not, directly or indirectly:

            (i) persuade or attempt to persuade any person or entity which is or was a customer, client or supplier of the Employer on the date on which Executive's employment with the Employer is terminated to cease doing business with the Employer or to reduce the amount of business it does with the Employer;

            (ii) solicit for himself or any other person or entity other than the Employer the business of any person or entity which is a customer or client of the Employer, or was a customer or client within six (6) months prior to the termination of Executive's employment by the Employer, with respect to the distribution of roofing supplies and related products; or

            (iii) persuade or attempt to persuade any employee of the Employer, or any individual who was an employee of the Employer during the six (6) month period prior to the lawful and proper termination of this Agreement, to leave the Employer's employ or to become employed by any person or entity other than the Employer.

            (B) Executive acknowledges that the restrictive covenants (the "Restrictive Covenants") contained in this Section 7 are a condition of his employment and are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants or any part of any of the Restrictive Covenants is invalid or unenforceable, the remainder of the Restrictive Covenants and parts thereof shall not thereby be affected and shall be given full effect, without regard to the invalid portion. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable because of the geographic or temporal scope of such provision, such court shall have the power to reduce the geographic or temporal scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.


         Exhibit 10.48 - Pg. 6


            (C) If Executive breaches, or threatens to breach, any of the Restrictive Covenants, the Employer, in addition to and not in lieu of any other rights and remedies it may have at law or in equity, shall have the right to injunctive relief; it being acknowledged and agreed to by Executive that any such breach or threatened breach would cause irreparable and continuing injury to the Employer and that money damages would not provide an adequate remedy to the Employer.

      8.    Termination.
            -----------

            Events of Termination. The Employment Period, the
Executive's Compensation, and any and all other rights of the Executive under this Agreement or otherwise as an employee of the Employer will terminate (except as otherwise provided in this Section
8):

      (a)   upon the death of the Executive;

      (b) upon the disability of the Executive (as defined in Section 8(B) below), immediately upon notice;

      (c) for cause (as defined in Section 8(C) below), at the option of the Employer, immediately upon notice from the Employer to the Executive, or at such later time as such notice may specify;

      (d) for Good Reason (as defined in Section 8(D) below) upon not less than thirty days prior notice from the Executive to the Employer; or

      (e) upon the closing of a sale of substantially all of the assets or stock of ESG to any nonaffiliated purchaser or purchasers in an arm's length transaction.

            (A) Death. In the event of Executive's death ("Death") during the term of his employment, Executive's designated beneficiary(ies), or in the absence of such beneficiary designation, his estate shall be entitled to payment of Executive's Salary from date of Death to the expiration of one (1) year thereafter. In addition, Executive's beneficiary(ies) and/or dependents shall be entitled, for the same one year period, to continuation, at the Employer's expense, of such benefits as are then being provided to them under Section 6(A) hereof, and any additional benefits as may be provided to dependents of the Employer's executive officers in accordance with the terms of the Employer's policies and practices. In addition, any options granted to Executive which have not, by the terms of the options, vested shall be deemed to have vested as of the date of his Death and shall thereafter be exercisable by Executive's beneficiary(ies) or estate for the maximum period of time allowed for exercise thereof under the terms of such options.

            (B)   Disability.


         Exhibit 10.48 - Pg. 7


            (i) In the event Executive, by reason of physical or mental incapacity, shall be disabled ("Disability") for a period of at least one (1) year, the Employer shall have the option at any time thereafter to terminate Executive's employment hereunder for Disability. Such termination will be effective thirty (30) days after the Board of Directors of ESG gives written notice of such termination to Executive, unless Executive shall have returned to the performance of his duties prior to the effective date of the notice. Other than as expressly set forth herein, all obligations of the Employer hereunder shall cease upon the effectiveness of such termination, provided that such termination shall not affect or impair any rights Executive may have under any policy of long-term disability insurance or benefits then maintained on his behalf by the Employer and, provided further, that for a period of one (1) year following termination of Executive's employment for Disability, Executive and his dependents, as the case may be, shall continue to receive the benefits set forth under Sections 4(A) and 6(A) hereof, as well as such benefits as are extended to the Employer's active executive employees and their dependents during such period. In addition, Executive will be entitled to receive any amounts credited to his deferred compensation account as set forth in Section 4(F) which has accrued to the date of termination and any other benefits to which he or his dependents may be entitled to by operation of law. Any options granted to the Executive which have not, by the terms of the options, vested shall be deemed to have vested at the termination and shall thereafter be exercisable by the Executive, his beneficiary(ies), conservator or estate, as applicable, for the maximum period of time allowed for exercise thereof under the terms of such options.

            (ii) "Incapacity" as used herein shall mean the inability of the Executive due to physical or mental illness, injury or disease to perform his normal duties as Executive Vice President, Treasurer, and Secretary. Executive's Salary and other benefits as provided for in Sections 3(A) and 6(A) hereunder shall continue to be paid during any period of incapacity prior to and including the date on which Executive's employment is terminated for Disability and for one (1) year following termination for Disability in accordance with Section 8(B)(i).

            (C)   By the Employer For Cause.

                  (i) The Employer shall have the right, before the expiration of the term of this Agreement, to terminate this Agreement and to discharge Executive for cause (hereinafter "Cause"), and all Compensation to Executive shall cease to accrue upon discharge of Executive for Cause. For the purposes of this Agreement, the term "Cause" shall mean (i) Executive's conviction, after the date hereof, of a felony; (ii) the alcoholism or drug addiction of Executive; (iii) gross negligence or willful misconduct of Executive in connection with his duties hereunder; or (iv) the determination by any regulatory or judicial authority (including any securities self-regulatory organization) that Executive knowingly and directly violated during the period beginning ten (10) years before or after the date hereof any federal or state securities law, or any rule or regulation adopted thereunder.


         Exhibit 10.48 - Pg. 8


                  (ii) If the Employer elects to terminate Executive's employment for Cause under Section 8(C)(i) above, such termination shall be effective fifteen (15) days after the Employer gives written notice of such termination to Executive. In the event of a termination of Executive's employment for Cause in accordance with the provisions of Section 8(C)(i), the Employer shall have no further obligation to the Executive, except for the payment of all Compensation and other vested benefits and the Executive's deferred compensation account as set forth in Section 4(F) which have accrued through the date of such termination and not been paid and any other benefits to which he or his dependents may be entitled by law.

            (D) By Executive for Good Reason. Executive shall have the right to terminate his employment at any time for reason (herein designated and referred to as "Good Reason"). The term Good Reason shall mean (i) the failure to elect or appoint, or re-elect or re-appoint, Executive to, or removal or attempted removal of Executive from, his positions as Executive Vice President, Treasurer, and Secretary of the Employer, except in connection with the proper termination of Executive's employment by reason of Cause, Death or Disability; (ii) a reduction in Executive's overall Compensation and benefits as set forth in Sections 4 and 6 or an adverse change in the nature or scope of the authorities, powers, functions or duties normally attached to the Executive's position with the Employer; (iii) the Employer's failure or refusal to perform any obligation required to be performed in accordance with this Agreement after a reasonable notice and an opportunity to cure same; or (iv) a Change in Control of the Employer, as defined herein.

            (E)   Severance.

            (i) In the event Executive's employment hereunder shall be terminated by the Executive for Good Reason or by the Employer for other than Cause, Death or Disability: (a) the Executive shall thereupon receive as severance pay in a lump sum the amount of Salary and Retirement Contribution which the Executive would have received for the remaining term of this Agreement had there been no termination, provided however, that in no event shall such lump sum payment be less than two years' Salary and Retirement Contribution;
and (b) the Executive's (and his dependents') participation in any and all life, disability, medical and dental insurance plans shall be continued, or equivalent benefits provided to him or them by the Employer, at no cost to him or them, for a period of two years from such termination; and (c) any options granted to Executive which have not, by the terms of the options, vested shall be deemed to have vested at the termination and shall thereafter be exercisable for the maximum period of time allowed for exercise thereof under the terms of such options; and (d) the Executive shall receive the amount credited to the Executive's non-qualified deferred compensation account as set forth in Section 4(F) hereof.

            (ii) An election by Executive to terminate his employment under the provisions of this Section 8 shall not be deemed a voluntary termination of employment of Executive for the purpose of interpreting the provisions of any of the Employer's employment benefit plans, programs or policies.


         Exhibit 10.48 - Pg. 9


            (iii) In the event of a sale of substantially all of the assets or stock of ESG to any nonaffiliated purchaser or purchasers in an arm's length transaction, the Executive shall be entitled to receive as severance pay in a lump sum six months' Salary and the amount credited to the Executive's non-qualified, non-interest bearing and non-income earning deferred compensation account, as set forth in
Section 4(F) hereof.

            (F) Resignation. In the even Executive resigns without Good Reason prior to the expiration hereof, he shall receive any unpaid fixed salary through such resignation date, his deferred compensation account as set forth in Section 4(F), and such benefits to which he is entitled by law.

            (G) Extension of Benefits. Any extension of benefits following the termination of employment provided for herein shall be deemed to be in addition to, and not in lieu of, any period for the continuation of benefits provided for by law, either at the Employer's, Executive's, or his dependents' expense.

            (H) Change in Control. For purposes hereof, a Change in Control shall be deemed to have occurred (i) if there has occurred a "change in control" as such term is used in Item 1 (a) of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (ii) if there has occurred a change in control as the term "control" is defined in Rule 12 b-2 promulgated under the Exchange Act.

      9.    Indemnification.  The Employer hereby indemnifies and holds
            ---------------
Executive harmless to the extent of any and all claims, suits, proceedings, damages, losses or liabilities incurred by Executive and arising out of any acts or decisions done or made or allegedly done or made in the authorized scope of his employment hereunder. The Employer hereby agrees to pay all expenses, including reasonable attorney's fees, actually incurred by Executive in connection with the investigation of any such matter, the defense of any such action, suit or proceeding and in connection with any appeal thereon including the costs of settlements. Nothing contained herein shall (i) entitle Executive to indemnification by the Employer in excess of that permitted under applicable law nor (ii) limit any other provisions, including, without limitation, Employer's certificate of incorporation, charter, by-laws, directors' or shareholders' resolutions, etc., which provide indemnification to the Executive.

      10.   Waiver.  No delay or omission to exercise any right, power
            ------
or remedy accruing to any party hereto shall impair any such right, power or remedy or shall be construed to be a waiver of or an acquiescence to any breach hereof. No waiver of any breach hereof shall be deemed to be a waiver of any other breach hereof theretofore or thereafter occurring. Any waiver of any provision hereof shall be effective only to the extent specifically set forth in an applicable writing. All remedies afforded to any party under this Agreement, by law or otherwise, shall be cumulative and not alternative and shall not preclude assertion by such party of any other rights or the seeking of any other rights or remedies against any other party.


         Exhibit 10.48 - Pg. 10


      11.   Governing Law. The validity of this Agreement or of any of
            -------------
the provisions hereof shall be determined under and according to the laws of the State of New York, and this Agreement and its provisions shall be construed according to the laws of the State of New York, without regard to the principles of conflicts of law and the actual domiciles of the parties hereto.

      12.   Notices. All notices, demands or other communications
            -------
required or permitted to be given in connection with this Agreement shall be given in writing, shall be transmitted to the appropriate party by hand delivery, by certified mail, return receipt requested, postage prepaid, or by overnight courier and shall be addressed to a party at the address given below. A party may designate by written notice given to the other party a new address to which any notice, demand or other communication hereunder shall thereafter be given. Each notice, demand or other communication transmitted in the manner described in this Section 12 shall be deemed to have been given and received for all purposes at the time it shall have been (i) delivered to the addresses as indicated by the return receipt (if transmitted by mail) or the affidavit of the messenger (if transmitted by hand delivery or overnight courier), or (ii) presented for delivery during normal business hours, if such delivery shall not have been accepted for any reason.

If to Executive:        Frederick M. Friedman
                        911 Park Avenue
                        New York, N.Y. 10021

If to Employer:         Eagle Supply Group, Inc.
                        c/o TDA Industries, Inc.
                        122 East 42nd Street, Suite 1116
                        New York, NY 10168


      13.   Assignments.  This Agreement shall be binding upon and inure
            -----------
to the benefit of the parties and each of their respective successors, assigns, heirs and legal representatives; provided, however, that Executive may not assign or delegate his obligations, responsibilities and duties hereunder except as permitted by the Employer's bylaws, custom, practice, policies or the Board of Directors. The Employer may not assign this Agreement without the prior written consent of the Executive.

      14.   Miscellaneous.  This Agreement contains the entire
            -------------
understanding between the parties hereto and supersedes all other oral and written agreements or understandings among them with respect to the subject matter hereof. No modification or addition hereto or waiver or cancellation of any provision shall be valid except by a writing signed by the party to be charged therewith.

      15.   Obligations of a Continuing Nature.  It is expressly
            ----------------------------------
understood and agreed that the covenants, agreements and restrictions undertaken by or imposed upon Executive and the Employer hereunder, which are stated to exist or continue after termination of Executive's employment with the Employer, shall exist and continue irrespective of


         Exhibit 10.48 - Pg. 11


the method or circumstances of such termination for the respective periods of time set forth herein.

      16.   Severability. The parties agree that if any of the
            ------------
covenants, agreements or restrictions contained herein are held to be invalid by any court of competent jurisdiction, the remainder of the other covenants, agreements, restrictions and parts thereof herein contained shall be severable so as not to invalidate any others, and such other covenants, agreements, restrictions and parts thereof shall be given full effect without regard to the invalid covenant, agreement, restriction or part thereof.

      17.   Venue and Jurisdiction. The Employer and the Executive
            ----------------------
hereby agree that any action, proceeding or claim against any of them arising out of or relating in any way to this Agreement shall be brought and enforced in any of the courts of the State of New York in New York County, New York, or the United States District Court for the Southern District of New York, and irrevocably submit to such jurisdiction. The Employer and the Executive hereby waive any objection to such jurisdiction and that such courts represent an inconvenient forum. The Employer and the Executive hereby waive the right to a trial by jury in any action, proceeding or claim against either of them arising out of or relating in any way to this Agreement. Any process or summons to be served upon the Employer or the Executive may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to its or his respective address set forth in
Section 12 of this Agreement or such other address as a party may so notify the other party hereto in the manner provided by Section 12 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Employer and the Executive in any action, proceedings or claim.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.


                                          JEH/EAGLE SUPPLY, INC.


                                          By: _______________________




                                          EAGLE SUPPLY, INC.


                                          By:_______________________



         Exhibit 10.48 - Pg. 12



                                          EAGLE SUPPLY GROUP, INC.



                                          By: _______________________


                                          ___________________________
                                             FREDERICK M. FRIEDMAN


APPROVED AND CONSENTED TO:                PEMBERTON SERVICES CORP.



                                          By:________________________



APPROVED AND CONSENTED TO:                TDA INDUSTRIES, INC.



                                          By:________________________



         Exhibit 10.48 - Pg. 13